UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
Fourth Amended and Restated Employment Agreement with W. Nicholas Howley
On December 10, 2015, TransDigm Group Incorporated (the “Company”) and W. Nicholas Howley, Chairman and Chief Executive Officer of the Company, entered into a Fourth Amended and Restated Employment Agreement (the “Employment Agreement”). The Employment Agreement replaced Mr. Howley’s Third Amended and Restated Employment Agreement dated August 28, 2014, as amended in October 2015. The term of the Employment Agreement did not change from the prior employment agreement. Unless earlier terminated by the Company or Mr. Howley, the term of the Employment Agreement expires on September 30, 2019.
The primary purpose of the amendments contained in the Employment Agreement as compared to the prior employment agreement is to provide Mr. Howley with equity compensation in lieu of cash compensation for salary and bonus.
Under the terms of the Employment Agreement, Mr. Howley’s annual base salary is $1,150,000 per annum for calendar year 2016, $1,219,000 per annum for calendar year 2017, $1,292,140 for calendar year 2018 and $1,369,668 per annum for calendar year 2019. Mr. Howley will receive $7,000 of that amount in cash to cover his employee co-premiums for health benefits and related taxes. The remainder of the base salary will be paid by the issuance of options in lieu of cash as determined in accordance with the following sentence. The number of options will be determined by taking the salary minus $7,000 times 1.375 and then using the amount derived from that calculation as the value of the option award. The number of options will be determined on a Black Scholes basis (using consistent application of the assumptions used by the Company in calendar 2014 when the prior employment agreement was executed, other than the price of the stock), and valued using the average closing prices for the 45 trading days immediately prior to the grant date.
In addition, Mr. Howley is entitled to participate in the Company’s annual cash bonus plan with a target bonus of 125% of his base salary. The bonus will be paid by the issuance of options in lieu of cash as determined in an identical manner as the manner in which the number of options in lieu of salary is determined.
For options granted in lieu of cash salary and bonus, the performance vesting criteria for the options shall be no less favorable than the performance vesting criteria used by the Company for options granted in fiscal 2013 and 2014. The options granted in fiscal 2016, 2017 and 2018 will vest, to the extent the performance criteria is met, 40% at completion of the first fiscal year after the grant, 40% after the second fiscal year after the grant and 20% after the third fiscal year after the date of grant; and the options granted in fiscal 2019 will vest, to the extent the performance criteria is met, at 50% at completion of the first fiscal year after the grant and 50% at completion of the second fiscal year after the grant. These options will include provisions with regard to post-employment vesting upon termination of employment by reason of death, disability, good reason, without cause or retirement (each as defined in the Employment Agreement). More specifically, with respect to options granted in fiscal 2016, 2017 and 2018, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year following the date of grant but on or after the second fiscal year end following the date of grant, 40% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant but on or prior to the third fiscal year end following the date of grant, 80% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for any of the aforementioned reasons after the third fiscal year end following the date of grant, 100% of the remaining unvested options may continue to vest in accordance with their terms. With respect to options granted in fiscal 2019, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year following the date of grant but on or after the second fiscal year end following the date of grant, 50% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant, 100% of the remaining unvested options may continue to vest in accordance with their terms. In each case, the remaining unvested options to vest would spread ratably over the remaining performance vesting schedule. The Employment Agreement also provides that notwithstanding the terms of any outstanding option agreement to the contrary, upon a termination for cause, vested options will expire 18 months following termination.
Mr. Howley may elect one time during the term of the Employment Agreement not to continue to receive equity in lieu of his cash compensation and to receive his salary and bonus in cash for the remainder of the term of the Employment Agreement.
Mr. Howley is entitled to participate in the Company’s stock option plan and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers.
The Employment Agreement also provides that Mr. Howley will receive annual grants of a number of options valued at $10,971,000 on the same Black Scholes basis, increasing annually by 3.5%. The performance vesting criteria for the options shall be no less favorable than the performance vesting criteria used by the Company for options granted in fiscal 2013 and 2014. The options granted in fiscal 2016 and 2017 will vest at completion of the fourth fiscal year after the grant; and the options granted in fiscal 2018 and 2019 will vest at completion of the third fiscal year after the grant. These options will include provisions with regard to post-employment vesting upon termination of employment by reason of death, disability, good reason, without cause or retirement (each as defined in the Employment Agreement). More specifically, with respect to options granted in fiscal 2016 and 2017, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year following the date of grant but on or after the second fiscal year end following the date of grant, 30% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant but on or prior to the third fiscal year end following the date of grant, 60% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for any of the aforementioned reasons after the third fiscal year end following the date of grant but on or prior to the fourth fiscal year end following the date of grant, 80% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for any of the aforementioned reasons after the fourth fiscal year end following the date of grant, 100% of the remaining unvested options may continue to vest in accordance with their terms. With respect to options granted in fiscal 2018 and 2019, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year following the date of grant but on or after the second fiscal year end following the date of grant, 33% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant but on or prior to the third fiscal year end following the date of grant, 66% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for any of the aforementioned reasons after the third fiscal year end following the date of grant, 100% of the remaining unvested options may continue to vest in accordance with their terms. In each case, the remaining unvested options to vest would spread ratably over the remaining performance vesting schedule. The Employment Agreement also provides that notwithstanding the terms of any outstanding option agreement to the contrary, upon a termination for cause, vested options will expire 18 months following termination. These provisions were not changed substantively from the prior employment agreement.
The Employment Agreement provides that if Mr. Howley is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Howley’s employment is terminated:

•	without cause (as defined in the Employment Agreement);

•	due to his death or disability (as defined in the Employment Agreement); or

•
by Mr. Howley for certain enumerated good reasons, which include: (i) a material diminution in Mr. Howley’s title, duties or responsibilities (including reporting responsibilities), without his prior written consent (it being understood that a change in Mr. Howley’s title to Executive Chairman shall not constitute good reason so long as Executive Chairman is a full time employee position, Mr. Howley has duties that are consistent with those customarily associated with the title of Executive Chairman and that are acceptable to Mr. Howley and there is no reduction in his compensation or benefits); (ii) a reduction of Mr. Howley’s annual base salary or annual bonus opportunities, without his prior written consent; (iii) Mr. Howley is not re-elected to the Board of Directors; (iv) the Company requires Mr. Howley, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio; (v) any material breach of the Employment Agreement by the Company; or (vi) there is a change in Mr. Howley’s title, position, duties, or responsibilities (including reporting responsibilities) which does not represent a promotion from the title, position, duties or responsibilities provided in Mr. Howley’s Employment Agreement or Mr. Howley is assigned any duties or responsibilities which are inconsistent with his title, duties, or responsibilities as provided under Mr. Howley’s Employment Agreement or there is a reduction in Mr. Howley’s aggregate cash compensation (including bonus opportunities), or a change in Mr. Howley’s benefits such that following such change, Mr. Howley’s benefits are not substantially comparable to those to which he was entitled prior to such change and such change occurred within one year following a change in control (as defined in the Employment Agreement) or such change occurred prior to a change in control at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or such change occurred otherwise in connection with, or in anticipation of, a change in control which has been threatened or proposed, the Company will, pay Mr. Howley, in substantially equal installments over a 24-month period, an amount equal to two times Mr. Howley’s salary plus two times the greater of all of the bonuses paid or payable to Mr. Howley for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which Mr. Howley’s employment terminates, determined in accordance with the Company’s bonus program(s), if any. Notwithstanding the foregoing, if Mr. Howley resigns for good reason because he has diminished duties in connection with a change in title to Executive Chairman, Mr. Howley will receive only one times his salary and bonus amounts. In addition, over the 24-month period the Company will pay Mr. Howley 18 times the monthly cost of the difference between his employee co-premiums for health insurance at the time of termination and the COBRA cost for such coverage. These provisions did not change substantively from the prior employment agreement.
Pursuant to the Employment Agreement, Mr. Howley is required to hold stock or vested in-the-money options, with a value of at least $10,000,000 and at least $5,000,000 of that must be held in stock. This requirement did not change from the prior employment agreement.

The Employment Agreement also includes non-competition and non-solicitation provisions consistent with Mr. Howley’s prior agreement. These provisions did not change from the prior employment agreement.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 10.1	Fourth Amended and Restated Employment Agreement, dated December 10, 2015, between TransDigm Group Incorporated and W. Nicholas Howley

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer
Date: December 10, 2015

Exhibit Index

Exhibit 10.1	Fourth Amended and Restated Employment Agreement, dated December 10, 2015, between TransDigm Group Incorporated and W. Nicholas Howley